EXHIBIT 5.1

                  Opinion of Whiteford, Taylor & Preston L.L.P.

                          (Includes Consent of Counsel)


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                           WHITEFORD, TAYLOR & PRESTON
                                     L.L.P.
                             SEVEN SAINT PAUL STREET
                         BALTIMORE, MARYLAND 21202-1626
                                  410 347-8700
                                FAX 410 347-8731


                                 March 15, 2001

Board of Directors
Essex Corporation
9150 Guilford Road
Columbia, MD 21046

                  Re:      Registration Statement on Form S-8
                           ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Essex Corporation, a Virginia corporation (the "Corporation"), in connection with the filing of the Registration Statement on Form S-8 by the Corporation under the Securities Act of 1933, as amended (the "Registration Statement"), which Registration Statement registers the distribution of up to 750,000 shares of common stock of the Corporation, no par value per share ("Common Stock"), reserved for issuance to eligible employees of the Corporation pursuant to the Essex Corporation 2000 Stock Option and Stock Appreciation Rights Plan (the "Plan") as well as under Non Plan Stock Options, together with an indeterminate number of participation interests in the Plan and Non Plan options. In that capacity, we have reviewed the Articles of Incorporation and By-Laws of the Corporation, both as amended to date, the Registration Statement, the Plan, the form of Non Plan Stock Option Agreement, the originals or copies of corporate records reflecting the corporate action taken by the Corporation in connection with the approval of the Plan and the issuance of the Common Stock under the Plan and under Non Plan Stock Options grants and such other instruments as we have deemed necessary for the issuance of this opinion.

         Based upon the foregoing, we are of the opinion that the Common Stock and related securities to be offered under the Plan and under Non Plan Stock Option Agreements have been duly authorized by all requisite action on the part of the Corporation and, when issued in accordance with the terms and conditions of the Plan or Non Plan Stock Option Agreements, as the case may be, will be legally issued, fully paid and non-assessable.


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Board of Directors
Essex Corporation
March 15, 2001

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         We  consent  to  the  filing  of  this  opinion  as an  exhibit  to the
Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                              Very truly yours,


                                              Whiteford, Taylor & Preston L.L.P.